UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 14, 2012

Date of Report (date of earliest event reported)

ASCENA RETAIL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-11736	30-0641353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Dunnigan Drive

Suffern, New York 10901

(Address of principal executive offices, including zip code)

(845) 369-4500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 14, 2012, Ascena Retail Group, Inc., a Delaware corporation (“Ascena”), completed its acquisition of Charming Shoppes, Inc., a Pennsylvania corporation (the “Company”), pursuant to the Agreement and Plan of Merger dated as of May 1, 2012 (the “Merger Agreement”), among Ascena, the Company and Colombia Acquisition Corp., a Pennsylvania corporation and wholly owned subsidiary of Ascena (“Merger Sub”).

As previously disclosed, pursuant to the Merger Agreement, on May 15, 2012, Merger Sub commenced a cash tender offer to purchase all of the outstanding shares of common stock of the Company, par value $0.10 per share (the “Company Common Stock”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 15, 2012, and the related Letter of Transmittal (together with any amendments or supplements to the foregoing, the “Offer”), at a price of $7.35 per share (the “Offer Price”), net to the selling shareholders in cash, without interest, subject to any applicable withholding tax. The Offer expired at 12:00 midnight, New York City time, on June 12, 2012. On June 14, 2012, Ascena, through Merger Sub, accepted for payment and paid for all shares of Company Common Stock that were validly tendered in the Offer. American Stock Transfer & Trust Company, LLC, the depositary for the Offer, advised Ascena and Merger Sub that, as of the expiration of the Offer, a total of 91,970,500 shares of Company Common Stock were validly tendered and not withdrawn, representing approximately 78.3% of the shares of Company Common Stock outstanding. Such amount excludes an additional 3,772,371 shares delivered through notices of guaranteed delivery. The purchased shares, including the shares delivered through notices of guaranteed delivery, constitute approximately 81.5% of the outstanding shares of the Company Common Stock.

On June 13, 2012, Ascena and the Company issued a joint press release announcing the successful completion of the Offer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Immediately following the acceptance for payment and payment for the shares of Company Common Stock that were validly tendered in the Offer, Merger Sub exercised its option (the “Top-Up Option”), granted pursuant to the Merger Agreement, to purchase, at a price per share equal to the Offer Price, 8,722,695 newly issued shares of Company Common Stock (collectively, the “Top-Up Shares”). The Top-Up Shares, taken together with the shares of Company Common Stock owned, directly or indirectly, by Ascena or Merger Sub immediately following the acceptance for payment and payment for the shares of Company Common Stock that were validly tendered in the Offer (including shares of Company Common Stock delivered through notices of guaranteed delivery that were actually delivered as of the close of business on June 13, 2012), constituted one share more than 80% of the outstanding shares of Company Common Stock (after giving effect to the issuance of all shares subject to the Top-Up Option), the applicable threshold required to effect a short-form merger under applicable Pennsylvania law without shareholder approval.

Following the consummation of the Offer and the exercise of the Top-Up Option, in accordance with the Merger Agreement, Ascena completed its acquisition of the Company by effecting of a short-form merger under Pennsylvania law, pursuant to which Merger Sub was merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Ascena (the “Merger”). The Merger became effective upon filing of a Certificate of Merger with the Department of State of the Commonwealth of Pennsylvania on June 14, 2012.

At the effective time of the Merger (the “Effective Time”), each share of Company Common Stock not purchased in the Offer (other than shares held directly or indirectly by the Ascena, Merger Sub or the Company (as treasury stock or otherwise) or any of their respective wholly owned subsidiaries (which were automatically canceled and retired and ceased to exist) or any shareholder of the Company who was statutorily entitled to exercise appraisal rights and who duly complied with Pennsylvania law concerning the right of holders of Company Common Stock to dissent from the Merger and seek appraisal of their shares) was converted into the right to receive an amount, in cash and without interest, equal to the Offer Price.

At the Effective Time, any unexercised options to purchase Company Common Stock and rights to receive appreciation with respect to shares of Company Common Stock (other than options issued under the Company’s employee stock purchase plan) outstanding immediately prior to the Effective Time were automatically cancelled and converted into the right to receive an amount in cash, without interest, equal to product of the aggregate number of shares of Company Common Stock issuable upon exercise of such option or right multiplied by the positive excess (if any) of the Offer Price over the per share exercise price of such option or base amount of such right, less any taxes required to be withheld. In addition, at the Effective Time, any restricted stock unit awards, restricted stock awards, performance share unit awards or other rights, contingent or accrued, to acquire or receive shares of Company Common Stock or benefits measured by the value of shares of Company Common Stock (other than the options and stock appreciation rights described above and options issued under the Company’s employee stock purchase plan), and each award payable under any Company stock plan outstanding immediately prior to the Effective Time were automatically cancelled and (except with respect to performance share unit awards that were forfeited at the Effective Time in accordance with the terms thereof) converted into the right to receive an amount in cash, without interest, equal to the product of the aggregate number of shares of Company Common Stock issuable upon the exercise of such award or right multiplied by the Offer Price, less any taxes required to be withheld, and subject, with respect to holders of restricted stock awards, to their right to exercise statutory appraisal rights. Following the consummation of the Merger, the Company Common Stock ceased to be listed on the NASDAQ Global Select Market and the Chicago Stock Exchange.

On June 15, 2012, Ascena issued a press release announcing, among other things, the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The description of the Merger Agreement contained in this Current Report on Form 8-K (including the description of the consideration payable in connection with the Merger) is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Ascena on May 2, 2012.

Item 8.01 Other Events.

On June 15, 2012, Ascena issued a press release announcing the completion of the Merger and its plans regarding the FASHION BUG® business and the FIGI’S® business. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

The financial statements required by this Item with respect to the Company are not being filed herewith. To the extent such financial statements are required by this Item, they will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro forma financial information.

The pro forma financial information required by this Item is not being filed herewith. To the extent such information is required by this Item, it will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

Exhibit No	Description

99.1	Joint Press Release, dated June 13, 2012, issued by Ascena Retail Group, Inc. and Charming Shoppes, Inc.
99.2	Press Release, dated June 15, 2012, issued by Ascena Retail Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENA RETAIL GROUP, INC.
Date: June 15, 2012
	By:	/s/ David R. Jaffe
Name: David R. Jaffe
Title: President and Chief Executive Officer